EXHIBIT 10

CHURCH & DWIGHT CO., INC.

STOCK AWARD PLAN

MAY 8, 2003

SECTION 1. PURPOSE

The purpose of the Church & Dwight Co., Inc. Stock Award Plan (formerly known as the Church & Dwight Co., Inc. 1998 Stock Option Plan) (the “Plan”) is to enhance the profitability and value of the Company and its Affiliates for the benefit of their stockholders by enabling the Company to offer Key Employees of the Company and its Affiliates stock based incentives in the Company, thereby creating a means to raise the level of stock ownership by employees in order to attract, retain and reward such individuals and strengthen the mutuality of interests between such individuals and the Company’s stockholders. The Plan is effective as of the date set forth in Section 13.

SECTION 2. DEFINITIONS

For purposes of the Plan, the following terms shall have the following meanings:

2.1 “Affiliate” shall mean, other than the Company, (i) any corporation in an unbroken chain of corporations beginning with the Company, or in the event the Company is a subsidiary within the meaning of Code Section 424(f), beginning with the Company’s parent within the meaning of Code Section 424(e), which owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; (ii) any corporation, trade or business (including, without limitation, a partnership or limited liability company) which is controlled fifty percent (50%) or more (whether by ownership of stock, assets or an equivalent ownership interest or voting interest) by the Company or one of its Affiliates; or (iii) any other entity, approved by the Committee as an Affiliate under the Plan, in which the Company or any of its Affiliates has a material equity interest.

2.2 “Award” shall mean an award of a Stock Option, Stock Award, SAR or Performance Unit under the Plan.

2.3 “Board” shall mean the Board of Directors of the Company.

2.4 “Code” shall mean the Internal Revenue Code of 1986, as amended. Any reference to any section of the Code shall also be a reference to any successor provision.

2.5 “Committee” shall mean a committee or subcommittee of the Board appointed from time to time by the Board, which committee or subcommittee shall be intended to consist of two (2) or more non-employee directors, each of whom shall be, to the extent required by Rule 16b-3 a “non-employee director” as defined in Rule 16b-3 and, to the extent required by Section 162(m) of the Code, an “outside director” as defined under Section 162(m) of the Code. Notwithstanding the foregoing, if and to the extent that no Committee exists which has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 or Section 162(m) of the Code, such noncompliance with the requirements of Rule 16b-3 or Section 162(m) of the Code shall not affect the validity of the awards, grants, interpretations or other actions of the Committee.

2.6 “Common Stock” shall mean, subject to Section 4 hereof, the common stock, $1.00 par value per share, of the Company.

2.7 “Company” shall mean Church & Dwight Co., Inc., a Delaware corporation, and its successors and assigns.

2.8 “Effective Date” shall mean the effective date of the Plan as defined in Section 13.

2.9 “Eligible Employees” shall mean the Key Employees of the Company and its Affiliates who are eligible pursuant to Section 5 to be granted Awards under the Plan. Notwithstanding the foregoing, with respect to the grant of Incentive Stock Options, Eligible Employees shall mean the Key Employees of the Company, its Subsidiaries and its parent (within the meaning of Code Section 424(e)) who are eligible pursuant to Section 5.2 to be granted Stock Options under the Plan.

2.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11 “Fair Market Value” for purposes of the Plan, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, shall mean, as of any date, the average of the high and low sales price reported for the Common Stock on the applicable date (i) as reported on the principal national securities exchange on which it is then traded or the NASDAQ Stock Market, Inc. or (ii) if not traded on any such national securities exchange or the NASDAQ Stock Market, Inc., as quoted on an automated quotation system sponsored by the National Association of Securities Dealers. If the Common Stock is not readily tradable on a national securities exchange, the NASDAQ Stock Market, Inc., or any other automated quotation system sponsored by the National Association of Securities Dealers, its Fair Market Value shall be set in good faith by the Committee. For purposes of the grant of any Award, the applicable date shall be the date on which the Award is granted or, if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the sale of the Common Stock was reported or quoted.

2.12 “Incentive Stock Option” shall mean any Stock Option awarded under the Plan intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.13 “Key Employee” shall mean an executive officer, senior manager or other key employee who contributes significantly to the overall performance of the Company and its Subsidiaries or other Affiliates.

2.14 “Non-Qualified Stock Option” shall mean any Stock Option awarded under the Plan that is not an Incentive Stock Option.

2.15 “Participant” shall mean any Eligible Employee of the Company or its Affiliates who has been granted an Award pursuant to the Plan.

2.16 “Performance Unit” shall mean any award of performance units granted pursuant to Section 9.

2.17 “Rule 16b-3” shall mean Rule 16b-3 under Section 16(b) of the Exchange Act as then in effect or any successor provisions.

2.18 “SAR” shall mean any award of stock appreciation rights granted pursuant to Section 8.

2.19 “Section 162(m) of the Code” shall mean the exception for performance-based compensation under Section 162(m) of the Code and any Treasury regulations thereunder.

2.20 “Stock Award” shall mean any award of shares of Common Stock, deferred stock units or other stock-based award granted pursuant to Section 7.

2.21 “Stock Option” or “Option” shall mean any Option to purchase shares of Common Stock granted to Eligible Employees pursuant to Section 6.

2.22 “Subsidiary” shall mean any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

2.23 “Ten Percent Stockholder” shall mean a person owning stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Subsidiaries or its parent corporations as defined in Section 424(e) of the Code.

2.24 “Transfer” or “Transferred” shall mean anticipate, alienate, attach, sell, assign, pledge, encumber, charge or otherwise transfer.

SECTION 3. ADMINISTRATION

3.1 The Committee. The Plan shall be administered and interpreted by the Committee.

3.2 Awards. The Committee shall have full authority to grant Awards to Eligible Employees pursuant to the terms of the Plan and to otherwise administer the Plan. In particular, the Committee shall have the authority:

(a) to select the Eligible Employees to whom Awards may from time to time be granted hereunder;

(b) to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Employees;

(c) to determine, in accordance with the terms of the Plan, the type of Award and the number of shares of Common Stock to be covered by each Award granted to an Eligible Employee;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder to an Eligible Employee (including, but not limited to, the exercise price or purchase price (if any), any restrictions or limitations, any vesting schedule or acceleration thereof, or any forfeiture restrictions or waiver thereof, and the shares of Common Stock relating thereto), based on such factors, if any, as the Committee shall determine, in its sole discretion;

(e) to determine whether and under what circumstances an Award may be settled in cash and/or Common Stock;

(f) to modify, extend or renew an Award, subject to Section 12.1 hereof, provided however, that if a Stock Option is modified, extended or renewed and thereby deemed to be the issuance of a new Stock Option under the Code or the applicable accounting rules, the exercise price of such Stock Option may continue to be the original exercise price even if less than the Fair Market Value of the Common Stock at the time of such modification, extension or renewal; and

(g) to offer to buy out an Award previously granted, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time such offer is made.

3.3 Guidelines. Subject to Section 12 hereof, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan and perform all acts, including the delegation of its administrative responsibilities, as it shall, from time to time, deem advisable; to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement relating thereto in the manner and to the extent it shall deem necessary to carry the Plan into effect, but only to the extent any such action would be permitted under the applicable provisions of both Rule 16b-3 and

Section 162(m) of the Code (if applicable). The Committee may adopt special guidelines and provisions for persons who are residing in, or subject to the taxes of, countries other than the United States to comply with applicable tax and securities laws. To the extent applicable, the Plan is intended to comply with the applicable requirements of Rule 16b-3 and section 162(m) of the Code and shall be limited, construed and interpreted in a manner so as to comply therewith.

3.4 Decisions Final. Any decision, interpretation or other action made or taken in good faith by or at the direction of the Company, the Board, or the Committee (or any of its members) arising out of or in connection with the Plan shall be within the absolute discretion of the Company, the Board or the Committee, as the case may be, and shall be final, binding and conclusive on the Company and all employees and Participants and their respective heirs, executors, administrators, successors, and assigns.

3.5 Reliance on Counsel. The Company, the Board or the Committee may consult with legal counsel, who may be counsel for the Company or other counsel, with respect to its obligations, or duties hereunder, or with respect to any action or proceeding or any question of law, and shall not be liable with respect to any action taken or omitted by it in good faith pursuant to the advice of such counsel.

3.6 Procedures. If the Committee is appointed, the Board may, but need not, designate one of the members of the Committee as chairman and the Committee shall hold meetings, subject to the By-Laws of the Company, at such times and places including, without limitation, by telephone conference or by written consent, as the Committee shall deem advisable. A majority of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all the Committee members in accordance with the By-Laws of the Company shall be fully as effective as if it had been made by a vote at a meeting duly called and held. The Committee may keep minutes of its meetings and may make such rules and regulations for the conduct of its business, as it shall deem advisable.

3.7 Designation of Consultants/Liability.

(a) The Committee may designate employees of the Company and professional advisors to assist the Committee in the administration of the Plan and may grant authority to employees to execute agreements or other documents on behalf of the Committee.

(b) The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent. Expenses incurred by the Committee or Board in the engagement of any such counsel, consultant or agent shall be paid by the Company. The Committee, its members and any person designated pursuant to paragraph (a) above shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law, no officer of the Company or member or former member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to the Plan or any Awards granted under it. To the maximum extent permitted by applicable laws and the Restated Certificate of Incorporation and By-Laws of the Company and to the extent not covered by insurance, each officer and member or former member of the Committee or of the Board shall be indemnified and held harmless by the Company against any cost or expense (including reasonable fees of counsel reasonably acceptable to the Company) or liability (including any sum paid in settlement of a claim with the approval of the Company), and advanced amounts necessary to pay the foregoing at the earliest time and to the fullest extent permitted, arising out of any act or omission to act in connection with the Plan, except to the extent arising out of such officer’s, member’s or former member’s own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the officers, directors or member or former officers, directors or members may have under applicable law or under the Restated Certificate of Incorporation or By-Laws of the Company or Affiliate. Notwithstanding anything else herein, this indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him under the Plan.

SECTION 4. SHARES AND OTHER LIMITATIONS

4.1 Shares.

(a) General Limitation. The aggregate number of shares of Common Stock which may be issued under the Plan shall not exceed six million (6,000,000) shares (subject to any increase or decrease pursuant to section 4.2), which may be either authorized and unissued Common Stock or Common Stock held in or acquired for the treasury of the Company or both. If any Award granted under the Plan expires, terminates or is canceled for any reason without having been exercised or paid in full, the number of shares of Common Stock underlying the unexercised or unpaid Award shall again be available under the Plan. In addition, in determining the number of shares of Common Stock available for awards other than awards of Incentive Stock Options, if Common Stock has been exchanged by a Participant as full or partial payment to the Company, or for withholding, in connection with an Award or the number of shares of Common Stock otherwise deliverable has been reduced for withholding payment for an Award, the number of shares of Common Stock exchanged as payment in connection with the exercise or for withholding or reduced shall again be available under the Plan. Any shares of Common Stock that are issued by the Company for, and any Awards that are granted through the assumption of or in substitution for, outstanding awards previously granted by an acquired entity shall not be counted against the shares of Common Stock available for issuance under the Plan other than with regard to determining the number of shares available for Incentive Stock Options.

(b) Individual Participant Limitations. The maximum number of shares of Common Stock subject to Awards which may be granted under the Plan to each Participant during each calendar year during the term of the Plan shall not exceed three hundred thousand (300,000) shares (subject to any increase or decrease pursuant to Section 4.2). To the extent the shares of Common Stock for which Awards are permitted to be granted to a Participant pursuant to this section 4.1(b) during a calendar year are not covered by a grant of an Award to a Participant issued in such calendar year, such shares of Common Stock shall automatically increase the number of shares available for grant of Awards to such Participant in the subsequent calendar year during the term of the Plan.

4.2 Changes.

(a) The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or Affiliates, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting Common Stock, the authorization or issuance of additional shares of Common Stock, the dissolution or liquidation of the Company or Affiliates, any sale or transfer of all or part of its assets or business or any other corporate act or proceeding.

(b) In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business and the Committee determines in good faith that an adjustment is necessary or appropriate under the Plan to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, then the aggregate number and kind of shares which thereafter may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise or payment of an outstanding Award granted under the Plan and the purchase or exercise price thereof shall be appropriately adjusted consistent with such change in such manner as the Committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment determined by the Committee in good faith shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executor, administrators, successors and assigns.

(c) Fractional shares of Common Stock resulting from any adjustment in Awards pursuant to Section 4.2(a) or (b) shall be aggregated until, and eliminated at, the time of exercise or payment. No fractional shares of Common Stock shall be issued under the Plan. The Committee may, in its sole discretion, pay cash in lieu of any fractional shares of Common Stock in settlement of Awards under the Plan. Notice of any adjustment shall be given by the Committee to each Participant whose Award has been adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

4.3 Purchase Price. Notwithstanding any provision of the Plan to the contrary, if authorized but previously unissued shares of Common Stock are issued under the Plan, such shares shall not be issued for a consideration which is less than par value.

SECTION 5. ELIGIBILITY

5.1 Non-Qualified Stock Options. All Key Employees of the Company and its Affiliates are eligible to be granted Non-Qualified Stock Options under the Plan. Eligibility under the Plan shall be determined by the Committee in its sole discretion.

5.2 Incentive Stock Options. All Key Employees of the Company, its Subsidiaries and its parent (within the meaning of Code Section 424(e)) are eligible to be granted Incentive Stock Options under the Plan. Eligibility under the Plan shall be determined by the Committee in its sole discretion.

5.3 Stock Awards, SARs and Performance Units. All Key Employees of the Company and its Affiliates are eligible to be granted Stock Awards, SARs and Performance Units under the Plan. Eligibility under the Plan shall be determined by the Committee in its sole discretion.

SECTION 6. STOCK OPTION GRANTS

6.1 Options. Stock Options granted hereunder shall be one of two types: (i) an Incentive Stock Option intended to satisfy the requirements of Section 422 of the Code or (ii) a Non-Qualified Stock Option.

6.2 Grants. The Committee shall have the authority to grant to any Eligible Employee one or more Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option (whether because of its provisions or the time or manner of its exercise or otherwise), such Stock Option or the portion thereof which does not so qualify shall constitute a separate Non-Qualified Stock Option.

6.3 Terms of Options. Options granted under the Plan shall be subject to the following terms and conditions, shall be subject to Section 3.2 hereof and the other provisions of this Plan, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price. The option price per share of Common Stock subject to an Incentive Stock Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant; provided, however, that if an Incentive Stock Option is granted to a Ten Percent Stockholder, the purchase price shall be no less than 110% of the Fair Market Value of the Common Stock. Except as provided in Section 16.7(f), the purchase price of shares of Common Stock subject to a Non-Qualified Stock Option shall be determined by the Committee but shall not be less than 100% of the Fair Market Value of a share of Common Stock at the time of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Option is granted, provided, however, the term of an Incentive Stock Option granted to a Ten Percent Stockholder may not exceed five (5) years.

SECTION 7. STOCK AWARDS

7.1 Grant of Stock Awards. The Committee may issue shares of Common Stock to a Key Employee under a Stock Award, upon such terms as the Committee deems appropriate. Shares of Common Stock issued pursuant to Stock Awards may be issued subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including restrictions based upon the achievement of specific performance goals. The Committee shall determine the number of shares of Company Stock to be issued pursuant to a Stock Award and any conditions applicable to such shares.

7.2 Requirement of Employment. If a Participant ceases to be employed by the Company and its Affiliates during a period designated in the grant instrument as the restriction period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the grant as to which the restrictions have not lapsed, and those shares of Common Stock must be immediately returned to the Company. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

7.3 Restrictions on Transfer and Legend on Stock Certificate. During the restriction period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except to a successor under Section 11. Each certificate for a share issued pursuant to a Stock Award shall contain a legend giving appropriate notice of the restrictions in the grant. The Participant shall be entitled to have the legend removed from the stock certificate covering the shares when all restrictions on such shares have lapsed. The Committee may determine that the Company will not issue certificates for Stock Awards until all restrictions on such shares have lapsed, or that the Company will retain possession of certificates for shares until all restrictions on such shares have lapsed.

7.4 Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the restriction period, the Participant shall have the right to vote shares that have been issued to a Participant pursuant to a Stock Award and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee.

7.5 Lapse of Restrictions. All restrictions imposed on shares issued to a Participant pursuant to a Stock Award shall lapse upon the expiration of the applicable restriction period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any restriction period.

7.6 Deferred Stock Units and Other Stock-Based Awards. The Committee may grant Stock Awards in the form of deferred stock units and other stock-based awards, on terms established by the Committee. Deferred stock units and other stock-based awards shall give the Participant the right to receive the value of shares of Common Stock at such time and on such terms as the Committee shall determine. Deferred stock units and other stock-based awards may be paid in cash or in shares of Common Stock, or in a combination of the two, as the Committee shall determine. The Committee shall establish the terms for deferred stock units and other stock-based awards, which may include provisions relating to vesting, achievement of performance goals, deferral elections and other terms. Dividend equivalents may be credited on deferred stock units and other stock-based awards, if the Committee so determines. The Committee may accelerate or waive any vesting or other conditions as the Committee deems appropriate.

SECTION 8. STOCK APPRECIATION RIGHTS

8.1 General Requirements. The Committee may grant stock appreciation rights (“SARs”) to a Key Employee separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. The base amount of each SAR shall not be less than the per share exercise price of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Stock on the date of grant of the SAR.

8.2 Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Common Stock that the Participant may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Stock covered by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Stock.

8.3 Exercisability. An SAR shall be exercisable during the period specified by the Committee in the grant instrument and shall be subject to such vesting and other conditions as may be specified in the grant instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

8.4 Value of SARs. When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised. The stock appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Stock on the date of exercise of the SAR. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, shares of Common Stock, or a combination of the two, in such proportion as the Committee deems appropriate.

SECTION 9. PERFORMANCE UNITS

9.1 General Requirements. The Committee may grant Performance Units to a Key Employee. Each Performance Unit shall represent the right of the Participant to receive an amount based on the value of a share of Common Stock, if performance goals established by the Committee are met. The Committee shall determine the number of Performance Units to be granted and the payment terms and other requirements applicable to such Units. Dividend equivalents may be credited on Performance Units, if the Committee so determines.

9.2 Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall be measured, performance goals applicable to the Performance Units and such other conditions of the grant as the Committee deems appropriate. Performance goals may relate to the financial performance of the Company and its Affiliates or their operating units, the performance of Common Stock, individual performance, or such other criteria as the Committee deems appropriate.

9.3 Payment with respect to Performance Units. At the end of each performance period, the Committee shall determine to what extent the performance goals and other conditions of the Performance Units are met, the value of the Performance Units, and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Common Stock, or in a combination of the two, as determined by the Committee.

9.4 Requirement of Employment. If the Participant ceases to be employed by the Company and its Affiliates during a performance period, or if other conditions established by the Committee are not met, the Participant’s Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

SECTION 10. PERFORMANCE-BASED COMPENSATION

10.1 Designation as Performance-Based Compensation. The Committee may determine that Stock Awards and Performance Units granted to an Employee shall be considered “performance-based compensation” under Section 162(m) of the Code. The provisions of this Section 10 shall apply to grants of Stock Awards and Performance Units that are intended to be considered “qualified performance-based compensation” under Section 162(m) of the Code.

10.2 Performance Goals. When Stock Awards or Performance Units that are to be considered “performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the performance period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and Section 162(m) of the Code. The performance goals may relate to the Employee’s business unit or the performance of the Company and its Affiliates as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: stock price, earnings per share, net earnings, operating earnings, revenue growth, organization or sales growth, operating margins, return on assets, stockholder return, return on equity, growth in assets, unit volume, market share, credit rating or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, goals relating to acquisitions or divestitures, or strategic partnerships.

10.3 Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

10.4 Maximum Payment. The number of shares of Common Stock that may be subject to Awards granted to a Participant during any calendar year shall not exceed the limit set forth in Section 4.1(b). If Stock Awards or Performance Units that are intended to qualify as “performance-based compensation” are paid in cash, the maximum amount that may be awarded to a Participant during a calendar year with respect to such Stock Awards and Performance Units is the maximum number of shares that could be subject to Awards granted to the Participant during the year pursuant to Section 4.1(b), multiplied by the per share Fair Market Value of the Common Stock at the end of the performance period. All awards (including both stock and cash payments) granted to a Participant during a calendar year shall be aggregated for purposes of applying the individual participant limits of Section 4.1(b) and this Section 10.4.

10.5 Announcement of Grants. The Committee shall certify and announce the results for each performance period to all Participants immediately following the announcement of the Company’s financial results for the performance period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Stock Awards or Performance Units for the performance period shall be forfeited or shall not be made, as applicable.

10.6 Death, Disability or Other Circumstances. The Committee may provide that Stock Awards or Performance Units shall be payable or restrictions on Stock Awards or Performance Units shall lapse, in whole or in part, in the event of the Participant’s death or disability during the performance period, or under other circumstances consistent with the Treasury regulations and rulings under Section 162(m) of the Code.

SECTION 11. NON-TRANSFERABILITY

11.1 Non-Transferability. Except as provided in the last sentence of this Section 11.1, no Award shall be transferred by the Participant otherwise than by will or by the laws of descent and distribution, all Stock Options shall be exercisable, during the Participant’s lifetime, only by the Participant, no Award shall, except as otherwise specifically provided by law or herein, be transferred in any manner, and any attempt to transfer any such Award shall be void. No such Award shall in any manner be used for the payment of, subject to, or otherwise encumbered by or hypothecated for debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such Award, nor shall it be subject to attachment or legal process for or against such person. Notwithstanding the foregoing, the Committee may determine at the time of grant or thereafter, that an Award, other than an Incentive Stock Option, that is otherwise not transferable pursuant to this Section 11 is transferable in whole or part and in such circumstances, and under such conditions, as specified by the Committee.

SECTION 12. TERMINATION OR AMENDMENT OF THE PLAN

12.1 Termination or Amendment. Notwithstanding any other provision of the Plan, the Board or the Committee may at any time, and from time to time, amend, in whole or in part, any or all of the provisions of the Plan (including any amendment deemed necessary to ensure that the Company may comply with any regulatory requirement referred to in this Section 12 or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided herein, the rights of a Participant with respect to Awards granted prior to such amendment, suspension or termination, may not be impaired without the consent of such Participant and, provided further, that the Plan may not be amended without the approval of the stockholders of the Company in accordance with the laws of the State of Delaware to (i) increase the aggregate number of shares of Common Stock that may be issued under the Plan (subject to Section 4.2); (ii) except as otherwise permitted in Section 16.7(f), decrease the minimum Option price of any Stock Option; or (iii) make any other amendment that would require stockholder approval under the rules of any exchange or system on which the Company’s securities are listed or traded. In addition, solely to the extent required by the applicable provisions of Rule 16b-3 or Section 162(m) of the Code, or with respect to Incentive Stock Options, Section 422 of the Code, no amendment may be made without the approval of stockholders of the Company in accordance with the laws of the State of Delaware which would (i) increase the maximum individual Participant limitations for a calendar year under Section 4.1(b) or Section 10.4; (ii) change the classification of employees eligible to receive Awards under the Plan; or (iii) extend the maximum Option term under Section 6.3(b).

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 4 above or as otherwise specifically provided herein, no such amendment or other action by the Committee shall impair the rights of any holder without the holder’s consent.

SECTION 13. EFFECTIVE DATE OF PLAN

The Plan was adopted by the Board effective as of January 1, 1999 (the “Effective Date”), subject to and conditioned upon the approval of the Plan by the stockholders of the Company in accordance with the laws of the State of Delaware and requirements of any applicable national securities exchange or automated quotation system. The Plan was amended effective as of May 8, 2003.

SECTION 14. TERM OF PLAN

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the earlier of the Effective Date or the date of stockholder approval, but such Awards granted prior to such date may extend beyond that date.

SECTION 15. NAME OF PLAN

The Plan shall be known as the “Church & Dwight Co., Inc. 1998 Stock Award Plan.”

SECTION 16. TERMS AND CONDITIONS

PREAMBLE: The Committee’s exclusive power and authority to administer and to interpret the Plan, as provided in section 3 hereof, is a continuing power which is not exhausted by being once exercised, and the Plan shall be in all respects subject and subordinate to the Committee’s interpretation as to the meaning and effect of the provisions hereof or of any omissions herein with respect to any matter.

16.1 Additional Definitions.

(a) “Acquisition Events” shall have the meaning set forth in Section 16.5(c).

(b) “Cause” shall mean, unless otherwise determined by the Committee at grant, or, if no rights of the Participant are reduced, thereafter, termination due to a Participant’s dishonesty, fraud, insubordination, willful misconduct or refusal to attempt to perform services (for any reason other than illness or incapacity), as determined by the Committee in its sole discretion.

(c) “Change of Control” shall have the meaning set forth in Section 16.5(b).

(d) “Disability” shall mean, unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter, (i) with respect to Incentive Stock Options, an individual’s inability, as determined by the Committee, to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months or, (ii) with respect to Non-Qualified Stock Options, an individual’s inability, as determined by the Committee, to substantially perform the duties for which such Participant was hired for a period of at least six (6) months.

(e) “Retirement” shall mean, the voluntary separation from the employment of the Company by a participant after attaining the age of 65 with at least ten (10) years of service with the company.

(f) “Termination of Employment,” except as provided in the next sentence, shall mean (i) a termination of service of a Participant from the Company and its Affiliates; or (ii) when an entity which is employing a Participant ceases to be an Affiliate, unless the Participant thereupon becomes employed by the Company or another Affiliate. The Committee may otherwise define Termination of Employment in the Award grant or, if no rights of the Participant are reduced, may otherwise define Termination of Employment thereafter, including, but not limited to, defining Termination of Employment with regard to entities controlling, under common control with or controlled by the Company rather than just the Company and its Affiliates and/or entities that provide substantial services to the Company or its Affiliates to which the Participant has transferred directly from the Company or its Affiliates at the request of the Company.

16.2 Exercise of Options.

(a) Exercisability. Subject to the provisions of Section 16.3, or unless otherwise determined by the Committee at the time of grant, one hundred percent (100%) of each Stock Option, subject to the terms and conditions contained herein and the respective Stock Option agreement, shall vest and become exercisable on the third anniversary of the date of grant of the Option, provided that the Participant has not incurred a Termination of Employment prior to the applicable vesting date. If any Stock Option is exercisable subject to certain limitations (including, without limitation, that it is exercisable only in installments or within certain time periods), the Committee may waive such limitations on the exercisability at any time at, or after, grant in whole or in part (including, without limitation, that the Committee may waive the installment exercise provisions or accelerate the time at which Options may be exercised), based on such factors, if any, as the Committee shall determine, in its sole discretion.

(b) Method of Exercise. Subject to whatever installment exercise and waiting period provisions apply under subsection (a) above, Stock Options may be exercised in whole or in part at any time during the Option term, by giving written notice of exercise to the Company specifying the number of shares to be purchased, according to procedures established by the Committee. Common Stock purchased pursuant to the exercise of a Stock Option shall be paid for as follows: (i) in cash or by check, bank draft or money order payable to the order of Company; (ii) if the Common Stock is traded on a national securities exchange, the NASDAQ Stock Market, Inc. or quoted on a national quotation system sponsored by the National Association of Securities Dealers, through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (which may include payment in full or part in the form of Common Stock owned by the Participant for a period of at least six (6) months (and for which the Participant has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Common Stock on the payment date as determined by the Committee or the surrender of vested Options owned by the Participant).

(c) Form, Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, an Option shall be evidenced by such form of Stock Option agreement as is approved by the Committee, and the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of outstanding Options (up to the extent not theretofore exercised) and authorize the granting of new Options in substitution therefore (to the extent not theretofore exercised).

(d) Other Terms and Conditions. Options may contain such other provisions, which shall not be inconsistent with any of the foregoing terms of the Plan, as the Committee shall deem appropriate including, without limitation, permitting

“reloads” such that the same number of Options are granted as the number of Options exercised, shares used to pay for the exercise price of Options or shares used to pay withholding taxes (“Reloads”). With respect to Reloads, the exercise price of the new Stock Option shall be the Fair Market Value on the date of the “reload” and the term of the Stock Option shall be the same as the remaining term of the Options that are exercised, if applicable, or such other exercise price and term as determined by the Committee.

16.3 Termination.

(a) Termination of Employment. The following rules apply with regard to Options upon the Termination of Employment of a Participant unless otherwise determined by the Committee at grant or, if no rights of the Participant are reduced, thereafter:

(b) Termination by Reason of Death. If a Participant’s Termination of Employment is by reason of death, any Stock Option held by such Participant, which is either vested or which may become vested as provided below shall be exercisable, by the legal representative of the estate at any time within a period of three (3) years from the date of such death, but in no event beyond the expiration of the stated term of such Stock Option. During such three (3) year period any non-vested Stock Option held by a Participant shall continue to vest in accordance with subsection 16.2(a). Any Stock Option not exercised as aforesaid shall terminate.

(c) Termination by Reason of Permanent Disability or Retirement. If a Participant’s Termination of Employment is by reason of Permanent Disability or Retirement, any Stock Option held by such Participant, which is either vested or which may become vested as provided below, shall be exercisable, by the Participant (or, in the event of the Participant’s death, by the legal representative of the estate) at any time within a period of three (3) years from the date of such Termination of Employment, but in no event beyond the expiration of the stated term of such Stock Option. During such three (3) year period any non-vested Stock Option held by a Participant shall continue to vest in accordance with subsection 12.2(a). Any Stock Option not exercised as aforesaid shall terminate.

(d) Involuntary Termination Without Cause Pursuant to a Separation Agreement. If a Participant’s Termination of Employment is by involuntary termination without Cause and, pursuant to the request of the Company, and the Participant has entered into a separation agreement with the Company in a form acceptable to the Company which includes a general release by the Participant of all claims against the Company and its Affiliates and their officers and directors and certain other related entities (a “Separation Agreement”), any Stock Option held by such Participant, which is either vested or which may become vested as provided below shall be exercisable, by the Participant at any time within a period of (i) in the case of options granted prior to January 1, 1999, three (3) years from the date of such Termination of Employment, or (ii) in the case of options granted after December 31, 1998, thirty (30) days from the date of such Termination of Employment but, in either case, in no event beyond the expiration of the stated term of such Stock Option. During such three (3) year or thirty (30) day period as applicable, any non-vested Stock Option held by a Participant shall continue to vest in accordance with subsection 16.2(a). Any Stock Option not exercised as aforesaid shall terminate.

(e) Voluntary Termination or Involuntary Termination Without Cause and No Execution of Separation Agreement. If a Participant’s Termination of Employment is voluntary and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements) or a Participant’s Termination of Employment is by involuntary termination without Cause and the Participant has not entered into a Separation Agreement, any Stock Option held by such Participant, may be exercised, to the extent exercisable at Termination of Employment, by the Participant at any time within a period of thirty (30) days from the date of such Termination of Employment, but in no event beyond the expiration of the stated term of such Stock Option.

(f) Termination for Cause. If a Participant’s Termination of Employment (i) is for Cause or (ii) is a voluntary termination (as provided in subsection (d) above) within ninety (90) days after an event which would be grounds for a Termination of Employment for Cause, any Stock Option held by such Participant shall thereupon terminate and expire as of the date of termination.

16.4 Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by an Eligible Employee during any calendar year under the Plan and/or any other stock option plan of the Company, any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. In addition, if an Eligible Employee does not remain employed by the Company, any Subsidiary or parent corporation (within the meaning of Section 424(e) of the Code) at all times from the time the Option is granted until three (3) months prior to the date of exercise (or such other period as required by applicable law), such Option shall be treated as an Option which is not an Incentive Stock Option.

Should the foregoing provision not be necessary in order for the Stock Options to qualify as Incentive Stock Options, or should any additional provisions be required, the Committee may amend the Plan accordingly, without the necessity of obtaining the approval of the stockholders of the Company.

16.5 Change of Control Provisions.

(a) Benefits. In the event of a Change of Control of the Company (as defined below), except as otherwise provided by the Committee upon the grant of a Stock Option or, if no rights of the Participant are reduced, thereafter, the Participant shall be entitled to the following benefits:

(i) Subject to paragraph (b) below, all outstanding Stock Options granted prior to the Change of Control shall be fully vested and immediately exercisable in their entirety. The Committee, in its sole discretion, may provide for the purchase of any such Stock Options by the Company or its Affiliates for an amount of cash equal to the excess of the Change of Control Price (as defined below) of the shares of Common Stock covered by such Stock Options, over the aggregate exercise price of such Stock Options. For purposes of this Section 16.5 (a) (i), Change of Control Price shall mean the higher of (i) the highest price per share of Common Stock paid in any transaction related to a Change of Control of the Company, or (ii) the highest Fair Market Value per share of Common Stock at any time during the sixty (60) day period preceding a Change of Control.

(ii) Notwithstanding anything to the contrary herein, unless the Committee provides otherwise, at the time an Option is granted to a Participant hereunder or, if no rights of the Participant are reduced, thereafter, no acceleration of exercisability shall occur with respect to such Option if the Committee reasonably determines in good faith, prior to the occurrence of the Change of Control, that the Options shall be honored or assumed, or new rights substituted therefore (each such honored, assumed or substituted option hereinafter called an “Alternative Option”), by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, provided that any such Alternative Option must meet the following criteria:

(1) the Alternative Option must be based on stock which is traded on an established securities market, or which will be so traded within thirty (30) days of the Change of Control;

(2) the Alternative Option must provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, including, but not limited to, an identical or more favorable exercise schedule; and

(3) the Alternative Option must have economic value substantially equivalent to the value of such Option (determined at the time of the Change of Control).

For purposes of Incentive Stock Options, any assumed or substituted Option shall comply with the requirements of Treasury regulation sec. 1.425-1 (and any amendments thereto).

(iii) Except as provided below, all Stock Awards, SARs and Performance Units that are outstanding at the time of a Change of Control shall be fully vested and payable upon the Change of Control, upon such terms as the Committee determines prior to the Change of Control. However, prior to a Change of Control, the Committee may determine that no acceleration of vesting or payment shall occur with respect to Stock Awards, SARs and Performance Units if the Committee reasonably determines in good faith, prior to the occurrence of the Change of Control, that the Stock Awards, SARs and Performance Units shall be honored or assumed, or new rights substituted therefore, by a Participant’s employer (or the parent or a subsidiary of such employer) immediately following the Change of Control, on such terms as the Committee deems appropriate.

(iv) Change of Control. For purposes of the Plan, a “Change of Control” shall be deemed to have occurred if:

(v) any person (as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof), excluding the Company or any Affiliate, any employee benefit plan sponsored or maintained by the Company or any Affiliate, (including any trustee of any such plan acting in his capacity as trustee) becomes the beneficial owner (as defined in Rule 13(d)-3 under the Exchange Act) of shares of Common Stock representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Company;

(vi) the stockholders of the Company shall approve any merger or other business combination of the Company, sale of all or substantially all of the Company’s assets or combination of the foregoing transactions (a “Transaction”), other than a Transaction involving only the Company and one or more of its Subsidiaries, or a Transaction immediately following which the stockholders of the Company immediately prior to the Transaction continue to have a majority of the voting power in the resulting entity; or

(vii) within any twenty-four (24) month period beginning on or after the date hereof, the persons who were directors of the Company immediately before the beginning of such period (the “Incumbent Directors”) shall cease (for any reason other than death) to constitute at least a majority of the board of directors of the Company, or the board of directors of any successor to the Company (the “Board”), provided that, any director who was not a director as of the date hereof shall be deemed to be an Incumbent Director if such director was elected to the Board by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually or by prior operation of the foregoing unless such election, recommendation or approval was the result of an actual or threatened election contest of the type contemplated by Regulation 14a-11 promulgated under the Exchange Act or any successor provision.

(b) In the event of a merger or consolidation in which the Company is not the surviving entity or in the event of any transaction that results in the acquisition of all or substantially all of the Company’s outstanding Common Stock by a single person or entity or by a group of persons and/or entities acting in concert, or in the event of the sale or transfer of all or substantially all of the Company’s assets (all of the foregoing being referred to as “Acquisition Events”), then the Committee may, in its sole discretion, terminate all outstanding Options of Eligible Employees, effective as of the date of the Acquisition Event, by delivering notice of termination to each such Participant at least twenty (20) days prior to the date of consummation of the Acquisition Event; provided, that during the period from the date on which such notice of termination is delivered to the consummation of the Acquisition Event, each such Participant shall have the right to exercise in full all of his Options that are then outstanding (whether vested or not vested and without regard to any limitations on exercisability otherwise contained in the Option) but contingent on the occurrence of the Acquisition Event, and, provided that, if the Acquisition Event does not take place within a specified period after giving such notice for any reason whatsoever, the notice and exercise shall be null and void. If an Acquisition Event occurs, the Committee may, prior to the consummation of the Acquisition Event, take such actions as it deems appropriate with respect to outstanding SARs, Stock Awards and Performance Units, including acceleration of vesting and payment of Awards and termination of Awards on such terms as the Committee deems appropriate. If an Acquisition Event occurs, to the extent the Committee does not terminate the outstanding Awards pursuant to this Section 16.5(c), then the provisions of Section 4.2(b) shall apply.

16.6 Unfunded Plan.

(a) Unfunded Status of Plan. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments as to which a Participant has a fixed and vested interest but which are not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

16.7 General Provisions.

(a) Legend. The Committee may require each person receiving shares pursuant to the exercise or grant of an Award under the Plan to represent to and agree with the Company in writing that the Participant is acquiring the shares without a view to distribution thereof. In addition to any legend required by the Plan, the certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on Transfer.

(b) Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) No Right to Employment. Neither the Plan nor the grant or exercise of any Awards hereunder shall give any Participant or other employee any right with respect to continuance of employment by the Company or any Affiliate, nor shall they be a limitation in any way on the right of the Company or any Affiliate by which an employee is employed to terminate his employment at any time.

(d) Withholding of Taxes. The Company shall have the right to deduct from any payment to be made to a Participant, or to otherwise require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash hereunder, payment by the Participant of, any Federal, state or local taxes required by law to be withheld. The Committee may permit any such withholding obligation with regard to any Participant to be satisfied by reducing the number of shares of Common Stock otherwise deliverable or by delivering shares of Common Stock already owned; provided that if shares are withheld to satisfy the tax withholding obligations, the shares withheld may not exceed the minimum applicable withholding tax rate for federal (including FICA), state and local tax liabilities applicable to the Participant. Any fraction of a share of Common Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash by the Participant.

(e) Listing and Other Conditions.

(i) Unless otherwise determined by the Committee, as long as the Common Stock is listed on a national securities exchange or system sponsored by a national securities association, the issue of any shares of Common Stock pursuant to an Award shall be conditioned upon such shares being listed on such exchange or system. The right to exercise any Option with respect to such shares or otherwise receive shares pursuant to an Award shall be suspended until such listing has been effected.

(ii) If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Award is or may in the circumstances be unlawful or result in the imposition of excise taxes on the Company under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, or to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933, as amended, or otherwise with respect to shares of Common Stock, and the right to exercise any Option or receive payment of an Award shall be suspended until, in the opinion of such counsel, such sale or delivery shall be lawful or will not result in the imposition of excise taxes on the Company.

(iii) Upon termination of any period of suspension under this Section 16.7, any Award affected by such suspension which shall not then have expired or terminated shall be reinstated as to all shares available before such suspension and as to shares which would otherwise have become available during the period of such suspension, but no such suspension shall extend the term of any Option.

(iv) A Participant shall be required to supply the Company with any certificates, representations and information that the Company requests and otherwise cooperate with the Company in obtaining any listing, registration, qualification, exemption, consent or approval the Company deems necessary or appropriate.

(f) Awards in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Awards under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of all or a portion of the business, stock, equity interests, or assets of any corporation, firm, joint venture or association, including Awards to employees thereof or for other proper corporate purposes, or (ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make an Award to an employee of another company who is or becomes a Key Employee by reason of a merger, consolidation, acquisition of stock, equity interests or property or other transaction involving the Company or an Affiliate in substitution for, or as assumption or conversion of, a grant made by such company. The Committee shall determine the terms of the substituted, assumed or converted grants, and may grant Non-Qualified Stock Options with a purchase price per share less than 100% of the Fair Market Value of a share of Common Stock at the time of grant, but not less than par value of the Common Stock.

(g) Governing Law. The Plan shall be governed and construed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

(h) Construction. Wherever any words are used in the Plan in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. To the extent applicable to an Award, the Plan shall be limited, construed and interpreted in a manner so as to comply with the applicable requirements of Rule 16b-3 and Section 162(m) of the Code; however, noncompliance with Rule 16b-3 or Section 162(m) of the Code shall have no impact on the effectiveness of an Award granted under the Plan.

(i) Other Benefits. No Award granted or exercised under the Plan shall be deemed compensation for purposes of computing benefits under any retirement plan of the Company or its Affiliates nor affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation.

(j) Costs. The Company shall bear all expenses included in administering the Plan, including expenses of issuing Common Stock pursuant to the exercise of any Awards hereunder.

(k) No Right to Same Benefits. The provisions and terms of Awards need not be the same with respect to each Participant, and the Awards granted to individual Participants need not be the same in subsequent years.

(l) Death/Transfer. The Committee may in its discretion require the transferee of a Participant’s Awards to supply it with written notice of the Participant’s death and to supply it with a copy of the will (in the case of the Participant’s death) or such other evidence as the Committee deems necessary to establish the validity of the transfer of an Award. The Committee may also require the agreement of the transferee to be bound by all of the terms and conditions of the Plan.

(m) Section 16(b) of the Exchange Act. All elections and transactions under the Plan by persons subject to Section 16 of the Exchange Act involving shares of Common Stock are intended to comply with all exemptive conditions under Rule 16b-3. The Committee may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of the Plan and the transaction of business thereunder.

(n) Severability of Provisions. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

(o) Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Approved and Adopted By The Board of Directors of Church & Dwight Co., Inc.

By:	/s/ Robert A. Davies, III
Chairman of the Board

May 8, 2003

Amendment 2003-1

to the

Church & Dwight Co., Inc.

Stock Award Plan

Pursuant to Section 12.1 of the Church & Dwight Co., Inc. Stock Award Plan (the “Plan”) and the delegation from the Compensation and Organization Committee of the Board of Directors executed on July 23, 2003, the undersigned hereby amends the Plan in the manner set forth below.

1. New paragraphs (f) and (g) are hereby inserted into Section 16.3 of the Plan and the succeeding paragraph of Section 16.3 shall be adjusted accordingly effective as of July 23, 2003.

(f) Involuntary Termination of Employment Without Cause Pursuant to a Separation Agreement of a Participant Age 55 or Above With at Least 10 Years of Service. If a Participant’s Termination of Employment is by involuntary termination without Cause and, pursuant to the request of the Company, the Participant has entered into a Separation Agreement, and the employee is age 55 or above with at least 10 years of service at the time of his or her Termination of Employment, any Stock Option granted after June 1, 2002, held by such Participant, which is either vested or which may become vested as provided below shall be exercisable by the Participant at any time within a period of one (1) year from the date of such Termination of Employment but, in either case, in no event beyond the expiration of the stated term of such Stock Option. During such one (1) year period, any non-vested Stock Option held by a Participant shall continue to vest in accordance with subsection 16.2(a). Any Stock Option not exercised as aforesaid shall terminate.

(g) Voluntary Termination of Employment of a Participant Age 55 or Above With at Least 10 Years of Service. If a Participant’s Termination of Employment is voluntary and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements) and the Participant has provided at least one hundred and twenty (120) days notice of the voluntary termination date, and the employee is age 55 or above with at least 10 years of service at the time of his or her Termination of Employment, any Stock Option granted after June 1, 2002, held by such Participant, which is either vested or which may become vested as provided below shall be exercisable, by the Participant at any time within a period of one (1) year from the date of such Termination of Employment but, in either case, in no event beyond the expiration of the stated term of such Stock Option. During such one (1) year period, any non-vested Stock Option held by a Participant shall continue to vest in accordance with subsection 16.2(a).

IN WITNESS WHEREOF, the undersigned has authorized the execution of this amendment as of the 23rd day of July, 2003.

CHURCH & DWIGHT CO., INC.

By:	/s/ Robert A. Davies, III
Title:	Chairman of the Board

Date: July 23, 2003

Amendment 2004-1

to the

Church & Dwight Co., Inc.

Stock Award Plan

Pursuant to Section 12.1 of the Church & Dwight Co., Inc. Stock Award Plan (the “Plan”) and the delegation from the Compensation and Organization Committee of the Board of Directors executed on August 4, 2004, the undersigned hereby amends the Plan in the manner set forth below.

1. New paragraphs (g) and (h) are hereby inserted into Section 16.3 of the Plan and the succeeding paragraph of Section 16.3 shall be adjusted accordingly effective as of June 14, 2004.

(g) Involuntary Termination of Employment Without Cause Pursuant to a Separation Agreement of a Participant Age 55 or Above With at Least 10 Years of Service. If a Participant’s Termination of Employment is by involuntary termination without Cause and, pursuant to the request of the Company, the Participant has entered into a Separation Agreement, and the employee is age 55 or above with at least 10 years of service at the time of his or her Termination of Employment, any Stock Option granted after June 1, 2002, held by such Participant, which is either vested or which may become vested as provided below shall be exercisable by the Participant at any time within a period of one (1) year from the date of such Termination of Employment but, in either case, in no event beyond the expiration of the stated term of such Stock Option. During such one (1) year period, any non-vested Stock Option held by a Participant shall continue to vest in accordance with subsection 16.2(a). Any Stock Option not exercised as aforesaid shall terminate. If, as of the date of Termination of Employment, the sum of the employee’s age plus full years of service is greater than or equal to 75, said period of vesting and exercise rights for options granted after June 13, 2004 shall be two (2) years form the date of termination.

(h) Voluntary Termination of Employment of a Participant Age 55 or Above With at Least 10 Years of Service. If a Participant’s Termination of Employment is voluntary and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements) and the Participant has provided at least one hundred and twenty (120) days notice of the voluntary termination date, and the employee is age 55 or above with at least 10 years of service at the time of his or her Termination of Employment, any Stock Option granted after June 1, 2002, held by such Participant, which is either vested or which may become vested as provided below shall be exercisable, by the Participant at any time within a period of one (1) year from the date of such Termination of Employment but, in either case, in no event beyond the expiration of the stated term of such Stock Option. During such one (1) year period, any non-vested Stock Option held by a Participant shall continue to vest in accordance with subsection 16.2(a). If, as of the date of Termination of Employment, the sum of the employee’s age plus full years of service is greater than or equal to 75, said period of vesting and exercise rights for options granted after June 13, 2004 shall be two (2) years form the date of termination.

IN WITNESS WHEREOF, the undersigned has authorized the execution of this amendment as of the 4th day of August, 2004.

CHURCH & DWIGHT CO., INC.

By:	/s/ Robert A. Davies, III
Title:	Chairman of the Board

Date: August 4, 2004

Amendment 2006-1

to the

Church & Dwight Co., Inc.

Stock Award Plan

Pursuant to Section 12.1 of the Church & Dwight Co., Inc. Stock Award Plan (the “Plan”) and the delegation from the Compensation and Organization Committee of the Board of Directors executed on October 31, 2006, the undersigned hereby amends the Plan in the manner set forth below.

1. Paragraph 4.2(b) is deleted in its entirety and replaced with the following effective as of October 31, 2006.

4.2(b) In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, non-cash distributions with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Company’s assets or business, or any similar change affecting the Company’s capital structure or business, then the aggregate number and kind of shares which thereafter may be issued under the Plan, the number and kind of shares or other property (including cash) to be issued upon exercise or payment of an outstanding Award granted under the Plan and the purchase or exercise price thereof shall be appropriately adjusted consistent with such change in such manner to prevent substantial dilution or enlargement of the rights granted to, or available for, Participants under the Plan or as otherwise necessary to reflect the change, and any such adjustment shall be binding and conclusive on the Company and all Participants and employees and their respective heirs, executor, administrators, successors and assigns.

IN WITNESS WHEREOF, the undersigned has authorized the execution of this amendment as of the 31st day of October, 2006.

CHURCH & DWIGHT CO., INC.

By:	/s/ Jacquelin J. Brova
Title:	Vice President, Human Resources
October 31, 2006

Amendment 2007-1

to the

Church & Dwight Co., Inc.

Stock Award Plan

Pursuant to Section 12.1 of the Church & Dwight Co., Inc. Stock Award Plan (the “Plan”) and the delegation from the Compensation and Organization Committee of the Board of Directors executed on February 22, 2007, the undersigned hereby amends the Plan in the manner set forth below.

1. Paragraph 16.3(h) is renamed Paragraph 16.3(i) and the following new Paragraph 16.3(h) is hereby added in its entirety effective as of March 1, 2007.

16.3(h) Voluntary and Involuntary Terminations of Employment After February 28, 2007 of a Participant Age 55 or Above With at Least 5 Years of Service.

(i) If a Participant’s Termination of Employment is voluntary and occurs prior to, or more than ninety (90) days after, the occurrence of an event which would be grounds for Termination of Employment by the Company for Cause (without regard to any notice or cure period requirements) and the Participant (1) has provided at least one hundred and twenty (120) days notice of the voluntary termination date, (2) has entered into a separation agreement with the Company which contains non-compete, non-solicitation, non-disparagement, and confidentiality provisions and (3) is age 55 or above with at least 5 years of service at the time of his or her Termination of Employment and the sum of such employee’s age and years of service at the time of Termination of Employment is equal to or greater than 65, then any Stock Option granted after February 28, 2007, held by such Participant, which is either vested or which may become vested as provided below shall be exercisable, by the Participant at any time within a period of three (3) years from the date of such Termination of Employment but in no event beyond the expiration of the stated term of such Stock Option. During such three (3) year period, any non-vested Stock Option held by a Participant shall continue to vest in accordance with subsection 16.2(a).

(ii) If a Participant’s Termination of Employment is involuntary without Cause and the Participant (1) pursuant to the request of the Company, has entered into a separation agreement with the Company which contains non-compete, non-solicitation, non-disparagement, and confidentiality provisions and (2) is age 55 or above with at least 5 years of service at the time of his or her Termination of Employment and the sum of such employee’s age and years of service at the time of Termination of Employment is equal to or greater than 65, then any Stock Option granted after February 28, 2007, held by such Participant, which is either vested or which may become vested as provided below shall be exercisable, by the Participant at any time within a period of three (3) years from the date of such Termination of Employment but in no event beyond the expiration of the stated term of such Stock Option. During such three (3) year period, any non-vested Stock Option held by a Participant shall continue to vest in accordance with subsection 16.2(a).

IN WITNESS WHEREOF, the undersigned has authorized the execution of this amendment as of the 22nd day of February, 2007.

CHURCH & DWIGHT CO., INC.

By:	/s/ Jacquelin J. Brova
Name:	Jacquelin J. Brova
Title:	Vice President, Human Resources
Date:	February 22, 2007